Exhibit 10.2

RADIOSHACK CORPORATION
2007 RESTRICTED STOCK PLAN
RESTRICTED STOCK AGREEMENT

    THIS AGREEMENT, made as of ______________________ (the “Grant Date”), between RadioShack Corporation, a Delaware corporation (the “Company”), and the person named (the “Grantee”) on one or more of the Notice(s) of Grant of Restricted Stock and Restricted Stock Agreement (the “Notice(s)”) attached hereto, the provisions of which are incorporated herein by reference;

    WHEREAS, the Company has adopted the RadioShack Corporation 2007 Restricted Stock Plan, as amended and restated (the “Plan”), in order to provide an additional incentive to officers (“Eligible Individuals”) of the Company; and

    WHEREAS, the Management Development and Compensation Committee of the Board of Directors (“Committee”) is responsible for administration of the Plan for Eligible Individuals and has determined that it is in the best interests of the Company and shareholders to grant an Award of Restricted Stock to the Grantee as provided herein;

    NOW, THEREFORE, the Company and the Grantee agree as follows:

    1.    Grant of Restricted Stock.

    1.1   The Company hereby grants to the Grantee an Award of shares of Restricted Stock, in the amount set forth in the Notice, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan, the provisions of which are hereby incorporated by reference.

    1.2   This Agreement shall be construed in accordance with the provisions of the Plan and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

    1.3   The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the date on which the restrictions shall have lapsed in accordance with Sections 2 or 3 hereof.

     2.    Rights of Grantee.

    Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the date hereof, to exercise all rights of a shareholder with respect to the Restricted Stock (whether or not vested), other than all or part of the Restricted Stock which has been forfeited pursuant to Section 3.3 hereof, including the right to vote the Restricted Stock and the right to receive dividends thereon as provided in Section 6. Notwithstanding the foregoing, the Grantee shall not be entitled, with respect to the portion of the Restricted Stock which has not yet become vested pursuant to Sections 3.2 or 4 hereof, to exercise any rights the exercise of which would result in forfeiture of such Restricted Stock pursuant to Section 3.3(b) hereof.

    3.    Resale Restrictions, Lapse of Restrictions and Forfeiture.

    3.1   The Grantee may not transfer, sell, pledge, hypothecate or assign his rights with respect to any Restricted Stock (“resale restrictions”) until the Shares have vested in accordance with Section 3.2 and the restrictions on such Shares shall have lapsed.

    3.2    All restrictions on the Restricted Stock shall lapse on the dates and in the amounts set forth in the Notice, and on such dates, the applicable number of shares shall be fully vested as of each of those three dates. Further, all Restricted Stock, which continues to have restrictions applicable thereto, shall have those restrictions lapse in the event of a Change in Control of the Company, or the death, Disability, retirement at age 55 or older of Grantee, or otherwise pursuant to Section 4 hereof.

    3.3    Upon the occurrence of either of the events listed below, any Restricted Stock in respect of which resale restrictions have not previously lapsed or been removed will be forfeited; ownership and all rights therein will automatically revert and be transferred to and reacquired by the Company; and neither the Grantee nor any heirs, beneficiary, personal representatives, executor or administrator of the Grantee’s estate shall thereafter have any further rights or interests in such Restricted Stock: (a) termination of the Grantee’s employment with the Company for any reason (other than a termination upon death, Disability, retirement at age 55 or older, or otherwise as described in Section 4 hereof) prior to the third anniversary of the Grant Date; or (b) any attempt by the Grantee to transfer, sell, pledge, hypothecate, or assign his rights with respect to any Restricted Stock remaining forfeitable at the time of such attempted transfer, sale, pledge, hypothecation or assignment.

    4.    Removal of Restrictions.

    4.1   In the event of a Change in Control of the Company, the Grantee’s death or Disability or Grantee’s retirement at age 55 or older all resale restrictions upon the Restricted Stock shall lapse immediately, and all such Restricted Stock shall become vested in the Grantee, his or her heirs, beneficiary, or personal representatives or to the executor or administrator of Grantee’s estate as applicable.

    4.2   The restrictions also may be removed on all or part of any Restricted Stock whenever the Committee otherwise determines it is in the best interests of the Company to remove the restrictions on all or part of any Restricted Stock, both such removals being at the sole discretion of the Committee. The Committee may, in the exercise of such discretion, determine that the restrictions upon any Restricted Stock shall be removed immediately or at different times. Any such actions by the Committee shall be effective only when set forth in a written instrument delivered to the Grantee, his or her heirs, beneficiary, personal representatives, executor or administrator of the Grantee’s estate. In no event shall any action by the Committee under this Section 4.2 extend the time for lapse of the restrictions under other provisions of this Agreement.

    5.    Escrow Arrangement and Delivery of Shares.

    5.1   Certificates representing Restricted Stock shall be registered in Grantee’s name but shall be held by the Company for the Grantee’s account in escrow. The Restricted Stock shall remain in escrow until a stock certificate in respect of the number of the Shares is issued pursuant to Section 3.2 hereof to the Grantee, his or her heirs, beneficiary, or personal representatives or to the executor or administrator of Grantee’s estate after each anniversary of the Grant Date as set forth in Sections 3.2, 5.2 and 5.3 hereof or forfeiture of the Restricted Stock to the Company as set forth in Section 3.3 hereof.

    5.2    Subject to Section 10 hereof, as soon as practicable following the lapsing of restrictions on the Restricted Stock under Sections 3 or 4 hereof, as applicable, the Company shall deliver to the Grantee, his or her heirs, beneficiary, personal representatives, or to the executor or administrator of Grantee’s estate, as applicable, a stock certificate in respect of such Shares, free of all restrictions hereunder and without the legend described in Section 5.3 hereof.

    5.3    Each certificate representing Restricted Stock held for the Grantee’s account in escrow shall bear a legend in substantially the following form:

   “This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the RadioShack Corporation 2007 Restricted Stock Plan (the “Plan”) and a Restricted Stock Agreement (the “Agreement”) between the registered owner of the Shares represented hereby and RadioShack Corporation. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and Agreement, copies of which are on file in the office of the Corporate Secretary of RadioShack Corporation.”

    5.4    Grantee agrees to deliver to the Company’s Assistant Secretary a stock power for each certificate of Restricted Stock as and when requested by the Secretary or Assistant Secretary of the Company. The stock power(s) will be used to transfer ownership to the Company of the certificates of Restricted Stock held in the Grantee’s account.

    6.    Dividends.

    Delivery to the Grantee of any dividends payable on the Restricted Stock shall be deferred until the restrictions on the Shares have lapsed pursuant to Sections 3 or 4 hereof. Such dividends shall be held by the Company in cash for the account of the Grantee until a certificate for Shares without restrictions is delivered to the Grantee. The Grantee’s account shall not be credited with interest. Dividends shall be paid to the Grantee upon delivery of the corresponding stock certificate without restrictions. If the Restricted Stock is forfeited as provided in Section

3.3 hereof, then any dividends relating to the forfeited Restricted Stock shall also be forfeited to the Company.

    7.    No Right to Continued Employment.

    Nothing in this Agreement or the Plan shall be interpreted to confer upon the Grantee any right or contract with respect to continued employment by the Company, nor shall this Agreement or the Plan interfere in any way with the rights of the Company or the Grantee to terminate the at-will employment relationship at any time.

    8.    Adjustments.

    In the event of a Change in Capitalization, the Committee shall make appropriate adjustments to the number and class of Shares of stock subject to the Award. The Committee’s adjustment shall be made in accordance with the provisions of Section 12 of the Plan and shall be effective, final, binding and conclusive for all purposes of the Plan and this Agreement.

    9.    Withholding of Taxes and Notice of Disposition.

    The Company shall have the right to deduct from any amount payable under this Agreement, or to require the Grantee or his estate to otherwise pay, the amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to, and prior to the delivery of, the Shares of Restricted Stock deliverable under this Agreement, as well as any dividends thereon.

    10.    Grantee Bound by the Plan.

    The Grantee, his or her heirs, beneficiary, personal representatives, or the executor or administrator of Grantee’s estate, as applicable, hereby acknowledge receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Grantee hereby acknowledges receipt of the prospectus for the Plan dated May ___, 2007.
    11.    Modification of Agreement.

    This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a later written instrument executed by the parties hereto.

    12.    Severability.

    Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

    13.    Governing Law and Forum.

    The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without giving effect to the conflicts of laws principles thereof. Any suit brought under this Agreement shall only be brought in the appropriate state or federal court for Tarrant County, Texas.

    14.    Successors in Interest.

    This Agreement shall inure to the benefit of and be binding upon each Successor Corporation. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

    15.    Resolution of Disputes.

    Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and Company for all purposes.

    16.    Entire Agreement.

    This Agreement, together with the documents incorporated herein by reference, represents the entire Agreement between the parties with regards to the subject matter hereof and this Agreement may not be modified by any oral or written agreement unless same is in writing, signed by both parties and has been approved by the Committee.

    17.    Effective.

    Unless Grantee notifies the Company in writing within thirty (30) days of the date of mailing or delivery of this Agreement to Grantee that Grantee does not accept the terms of this Agreement, Grantee shall be deemed to have accepted, and be bound by, the terms of this Agreement.

    18.    Direct Registration of Shares.

    Notwithstanding anything in this Agreement to the contrary, the Company in its sole discretion may issue Shares or Restricted Stock hereunder pursuant to the direct registration system, and, in lieu of the issuance of certificated Shares or Restricted Stock, may issue uncertificated Shares or Restricted Stock, respectively, to the account of Grantee. Any references to Share or Restricted Stock certificates shall, in such event, be deemed to refer to uncertificated Shares or Restricted Stock, as the case may be.

ELECTION

As permitted under Section 83 (b) of the Internal Revenue Code of 1986, as amended, I intend to make the following irrevocable election:

_______
I do intend to make the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed immediately on the award of Restricted Stock _________.  I understand that the consequences and procedures for making this election are summarized in the information I received about restricted stock grants.

_______
I do NOT intend to make the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended, and will be taxed on parts of the award of Restricted Stock in the year or years in which the restrictions lapse.

ACCEPTED:

GRANTEE:   _________________________________
       Name

          SS #: _________________________